UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023
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SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

38/39 Fitzwilliam Square	D02 NX53
Dublin 2
Ireland
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (353) (1) 234-3136
N/A
(Former name or former address, if changed since last report)
_______________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 24, 2023, Seagate Technology Holdings plc (the “Company”) and Seagate HDD Cayman (“HDD”), an indirect wholly owned subsidiary of the Company, entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, HDD, Seagate Technology Unlimited Company (“STUC” and, together with the Company, the “Guarantors”) and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company has agreed to issue and sell, and the Initial Purchasers have agreed to purchase, $500 million aggregate principal amount of 8.25% Senior Notes due 2029 (the “2029 Notes”) and $500 million aggregate principal amount of 8.50% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The offering of the Notes is expected to close on May 30, 2023, subject to satisfaction of customary closing conditions.
The Notes will be senior unsecured debt obligations of HDD and will initially be guaranteed on a senior unsecured basis by the Guarantors. The Company intends to use the net proceeds from the offering of the Notes to redeem in full its 4.875% Senior Notes due 2024 promptly following the offering, to repay $450.0 million in aggregate principal amount of the term loans outstanding under its credit agreement and for general corporate purposes, which may include repayment of other outstanding indebtedness, capital expenditures and other investments in the business.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Guarantors and HDD, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
Certain of the Initial Purchasers or their affiliates are lenders and/or agents under HDD’s existing credit agreement.
The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01    Other Events.
On May 23, 2023, the Company issued a press release announcing HDD’s intention, subject to market and other conditions, to offer the Notes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
On May 24, 2023, the Company issued a press release announcing the pricing of HDD’s offering of the Notes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Purchase Agreement, dated as of May 24, 2023, by and among Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein

99.1	Press Release, dated May 23, 2023, of Seagate Technology Holdings plc entitled “Seagate Announces Offering of Senior Unsecured Notes.”
99.2	Press Release, dated May 24, 2023, of Seagate Technology Holdings plc entitled “Seagate Announces Pricing of $1 Billion of Senior Unsecured Notes.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date: May 25, 2023	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer